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                                                                  Exhibit 4.2(b)


         FIRST SUPPLEMENTAL INDENTURE, dated as of October 2, 1998, between BANK ONE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("ONE"), having its principal offices at One First National Plaza, Chicago, Illinois 60670 and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

         WHEREAS, BANC ONE CORPORATION ("BANC ONE") has heretofore executed and delivered to the Trustee an Indenture, dated as of March 3, 1997 (the "Indenture"), providing for the issuance from time to time of Subordinated Debt Securities (herein and therein called the "Securities"); and

         WHEREAS, effective as of October 2, 1998, BANC ONE merged with and into ONE, a wholly owned subsidiary of BANC ONE; and

         WHEREAS, Section 10.1 of the Indenture provides for the execution of an indenture supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of any successor corporation to BANC ONE under the Indenture and the assumption of such successor corporation of the covenants of BANC ONE in the Indenture and in the Securities pursuant to such Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of ONE, as the successor corporation to BANC ONE, under the Indenture, in accordance with its terms, have been done.


         NOW, THEREFORE, ONE and the Trustee hereby agree as follows:


         1. From and after the date of this First Supplemental Indenture, ONE shall for all purposes be deemed to be the "Company", as such term is defined in the Indenture and the Securities, as if ONE was originally so named in the Indenture and the Securities, and, as such, ONE hereby expressly assumes, from and after the date of this First Supplemental Indenture, the due and punctual payment of the principal
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of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Indenture, as supplemented by this First Supplemental Indenture, on the part of the ONE to be performed or observed.

         2. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         3. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.

         4. The recitals contained in this First Supplemental Indenture shall be taken as statements of ONE, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         5. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

         6. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         7. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused the First
Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.


                                               BANK ONE CORPORATION

ATTEST:


____________________________                   By: _____________________________

Title: _____________________                   Title:  Chief Financial Officer

[Corporate Seal]



                                               THE CHASE MANHATTAN BANK,

                                               as Trustee

ATTEST:



______________________________                 By: _____________________________

Title: _______________________                 Title: __________________________

[Corporate Seal]

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STATE OF ILLINOIS    )
                     ) ss:
COUNTY OF COOK       )


               On the 2nd day of October, 1998, before me personally came Robert
A. Rosholt, to me known, who, being duly sworn, did depose and say that he is the Chief Financial Officer of BANK ONE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                    ____________________________
                                                    Notary Public



My Commission Expires:__________

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STATE OF       )
               ) ss:
COUNTY OF      )


         On the ____ day of ___________ before me personally came ________________________ , to me known, who, being duly sworn, did depose and say that he is a ___________________________of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                                  ______________________________
                                                  Notary Public



My Commission Expires:__________


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